UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2008, Thomas D. Johnson, Jr. resigned from his position as Executive Vice President of Movie Gallery, Inc. (“Company”). Following his resignation, Mr. Johnson is no longer employed by the Company.

In connection with the resignation, the Company entered into a Confidential Separation Agreement and Release with Mr. Johnson, dated August 29, 2008, which provides in part for:

•	a lump sum payment by the Company to Mr. Johnson of $751,062.62, which represents 18 months’ severance pay of $487,500.00 and $263,562.62 to pay all applicable taxes related to the severance pay;

•	reimbursement of Mr. Johnson’s premium payments for continuation coverage under COBRA for twelve months;

•	a mutual release of all claims by the Company and Mr. Johnson; and

•	a confidentiality agreement by Mr. Johnson.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: September 3, 2008	BY:	/s/ C. J. Gabriel, Jr.
C. J. Gabriel, Jr. CEO and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 29, 2008.